Exhibit 10.40

Mr. Mark Thresher

President and Chief Operating Officer

Nationwide Financial Services, Inc.

One Nationwide Plaza

Columbus, OH 43215

RE: Money Market Funds Agreement

Dear Mr. Thresher:

For consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, on behalf of Gartmore Mutual Funds Capital Trust (“GMFCT”), does hereby confirm and agree that, beginning October 1, 2005, GMFCT shall be obligated to pay to Nationwide Financial Services, Inc. (“NFS”), respecting the classes of shares (each such class, a “Class”, and such classes, collectively, the “Classes”) offered by the open-end investment companies (each such company, a “Fund”, and such companies, collectively, the “Funds”) as set forth below, an annual amount to be determined in respect to each Class by multiplying .15% times the average daily net assets corresponding to such Class. Payments shall be made quarterly, in arrears, based on the average daily net assets of the respective Classes of the Funds during the then most recently completed calendar quarter. The first such quarterly payment shall be due after and in respect of the calendar quarter ending December 31, 2005.

Name of Funds (and Classes)

Gartmore Money Market Fund

Prime Shares

Service Shares

Institutional Shares

Gartmore GVIT Money Market Fund

Money Market Fund Class I

Money Market Fund Class IV

Money Market Fund Class V

Gartmore GVIT Money Market Fund II

GMFCT’s obligation to make the aforementioned payments shall be in addition to GMFCT’s obligations respecting the Funds to make similar payments to NFS pursuant to the Fund Agreements (dated as of October 1, 2002 and May 2, 2005, respectively) and payments hereunder shall remain an obligation of GMFCT only for so long as: (i) the payments hereunder and their receipt shall be permissible under all applicable law; (ii) GMFCT shall continue to be an indirect wholly-owned subsidiary of Nationwide Mutual Insurance Company; and (iii) GMFCT shall continue to provide services to a Fund under GMFCT’s Investment Advisory Agreement with such Fund in effect on October 1, 2005.

Although not obligated under contract to do so, GMFCT represents that it has informed the Boards of Trustees for the Funds of the payment obligations set forth herein.

Please confirm NFS’ agreement to the above by signing and dating this letter in the space provided below.

Sincerely yours,

/s/ Gerald J. Holland
Gerald J. Holland
Senior Vice President
Gartmore Mutual Funds Capital Trust

ACKNOWLEDGED AND AGREED:

NATIONWIDE FINANCIAL SERVICES, INC.

By:	Mark R. Thresher
Mark R. Thresher

Its:	President & COO

Dated:	12/21/05